Exhibit 10.52

AMENDMENT NUMBER ONE TO THE
MEDPARTNERS, INC. EMPLOYEE STOCK PURCHASE PLAN

        Pursuant to the powers of amendment reserved under Article Nine of the MedPartners, Inc. Employee Stock Purchase Plan (the "Plan"), as restated effective November 11, 1998, the Compensation Committee of the Board of Directors of Care mark Rx, Inc. hereby amends the Plan as follows:

1.

        Section 2.7 of the Plan shall be amended by replacing the phrase "MedPartners, Inc." with the phrase "Caremark Rx, Inc.".

2.

        Section 2.19 of the Plan shall be amended by replacing the definition of "Plan" with the following:

  "shall mean the CareStock Employee Stock Purchase Plan, as constituted herein and as hereafter amended."

3.

        The Plan shall be further amended by replacing, in every instance where the former Plan name is referenced, such former Plan name in its entirety with the new Plan name as indicated above.

        The effective date of this Amendment Number One shall be March 14,2000.

CAREMARK RX, INC.
/s/ KIRK MCCONNELL
ATTEST:	/s/ AMY L. HOLLIMAN	Date:	March 24, 2003